EXHIBIT 99.1

FOR IMMEDIATE RELEASE

EBIX REPORTS 9% INCREASE IN Q1 REVENUE AND

DILUTED EPS OF $0.15 ON HIGHER SHARE COUNT

ATLANTA, GA - May 17, 2004—Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today announced its financial results for the first quarter ended March 31, 2004.  Ebix’s Q1 2004 results reflect the impact of the completion of its acquisition of LifeLink Corporation on February 23, 2004.

Total revenue for the quarter ended March 31, 2004 increased 9% to $3,934,000, from $3,612,000 for the comparable quarter of 2003.

Ebix announced that income before income taxes in the first quarter of 2004 (Q1’04) was $586,000, as compared to $583,000 in the first quarter of 2003 (Q1’03). Due to an increase in its income tax provision of greater than 100% in Q1’04 versus prior year, Ebix reported Q1’04 net income of $446,000, compared to net income of $516,000 in Q1’03.  Diluted earnings per share were $0.15 in Q1 2004, versus $0.23 in Q1 2003, reflecting a 27% increase in the weighted average of diluted shares outstanding in the comparable periods.

Robin Raina, President and Chief Executive Officer of Ebix, said, “I am particularly pleased with the growth in EBITDA we achieved in the first quarter, along with completing the LifeLink acquisition and then commencing its integration into our Company.  We are very excited about this transaction as it provides Ebix with an important entry point to the life insurance industry, adding hundreds of brokers and approximately 35 life insurance companies as customers.  We expect the acquisition to be accretive to our 2004 operating results.”

Raina added: “Within our highly fragmented industry, we continue to view acquisitions as an important complement to internal growth, in establishing Ebix as a leading software and e-solutions provider to the insurance industry.  In our existing businesses, our growth strategy is to focus on higher margin software development services, while also working to build utilization of our call center and outsourced service offerings.  Permeating our growth strategy for the future is a corporate focus on margins and the generation of free cash flow.”

Dick Baum, Executive Vice president and Chief Financial Officer, said, “Reflecting the cash flow of our business and the strength of our balance sheet, Ebix’s cash position at March 31, 2004 was approximately $6 million. Importantly, this cash position reflects a first quarter payment in excess of $5 million as part of the acquisition consideration for LifeLink, as well as a substantial increase in accounts receivable, which resulted from the timing of a major customer’s payment, which we expect in Q2 2004.”

About Ebix

Founded in 1976, Ebix, Inc. is one of the leading international suppliers of software and e-commerce solutions to the insurance industry. The Company strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges.

Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations. The Company is in the process of seeking SEI CMM Level 4 certification for its development units in India and has already secured an ISO 9001:2000 certification for both its development and call center units in India.

Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems, exchanges to custom software development for all entities involved in the insurance and financial industries. The Company, with bases in Singapore, Australia, the US, New Zealand, India and Canada, employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  For more information, visit the Company’s Web site at www.ebix.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS - This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s dependence on a few customers, Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the ebix website, the possible effects of insurance regulation on ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities Exchange Act of 1934, including Ebix’s quarterly report on Form 10-Q for the quarter ended March 31, 2004. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason

CONTACT:
Robin Raina, President/CEO	Robert L. Rinderman or David C. Collins
Ebix, Inc.	Jaffoni & Collins Incorporated
678/281-2020	212/835-8500 or EBIX@jcir.com

Ebix, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2004	2003

Revenue:
Software	$227	$210
Services and other	3,707	3,402
Total revenue	3,934	3,612
Operating expenses:
Services and other costs	1,163	1,005
Product development	560	360
Sales and marketing	273	461
General and administrative	1,387	1,164
Total operating expenses	3,383	2,990
Operating income	551	622
Interest income	27	15
Interest expense	(2)	(5)
Foreign exchange gain (loss)	10	(49)
Income before income taxes	586	583
Income tax expense	(140)	(67)
Net income	$446	$516

Basic earnings per common share	$0.17	$0.23

Diluted earnings per common share	$0.15	$0.23
Basic weighted average shares outstanding	2,586	2,291

Diluted weighted average shares outstanding	2,917	2,291

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except for share amounts)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,961	$7,915
Accounts receivable, less allowance of $260 and $356	3,534	1,787
Other current assets	485	364
Total current assets	9,980	10,066
Property and equipment, net	1,469	1,353
Capitalized software, net	82	109
Intangible assets, net	3,450	—
Goodwill	6,055	123
Other assets	371	320
Total assets	$21,407	$11,971
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,934	$1,778
Accrued payroll and related benefits	1,292	1,287
Current portion of long term debt	500	—
Current portion of capital lease obligations	43	73
Deferred revenue	2,689	2,141
Total current liabilities	6,458	5,279
Long term debt, less current portion	1,726	—
Other liabilities	2,700	—
Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 40,000,000 shares authorized, 2,738,990 shares and 2,316,767 shares issued and outstanding respectively	274	232
Additional paid-in capital	91,951	88,706
Deferred compensation	(406)	(436)
Accumulated deficit	(81,805)	(82,251)
Accumulated other comprehensive income	509	441
Total stockholders’ equity	10,523	6,692
Total liabilities and stockholders’ equity	$21,407	$11,971

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003

Cash flows from operating activities:
Net income	$446	$516
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	201	97
Stock-based compensation	40	6
Provision for doubtful accounts	23	35
Changes in assets and liabilities:
Accounts receivable	(1,035)	(495)
Other assets	(72)	126
Accounts payable and accrued expenses	72	111
Accrued payroll and related benefits	(205)	38
Deferred revenue	298	459
Net cash (used in) provided by operating activities	(232)	893
Cash flows from investing activities:
Investment in LifeLink	(4,634)	—
Capital expenditures	(103)	(120)
Net cash used in investing activities	(4,737)	(120)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net of issuance costs	2,977	—
Principal payments under capital lease obligations	(30)	(27)
Net cash provided by (used in) financing activities	2,947	(27)
Effect of foreign exchange rates on cash	68	(36)
Net change in cash and cash equivalents	(1,954)	710
Cash and cash equivalents at the beginning of the period	7,915	4,993
Cash and cash equivalents at the end of the period	$5,961	$5,703

Supplemental disclosures of cash flow information:
Interest paid	$2	$5
Income taxes paid	$84	$—